Exhibit 99.1

Ribbon CFO Mick Lopez to Retire in 4th Quarter 2024

FOR IMMEDIATE RELEASE: August 13, 2024.

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced that Miguel “Mick” Lopez, Executive Vice President, Chief Financial Officer, intends to retire after 40 years in the technology industry. Ribbon has engaged an executive search firm to identify and evaluate potential successors from inside and outside the company.  Mr. Lopez is expected to continue to serve as the Ribbon Chief Financial Officer until a successor is named.

“Since joining Ribbon in 2020, Mick has been instrumental in maturing the operations of the company and accomplishing multiple strategic initiatives” said Bruce McCleland, CEO, Ribbon. “Mick’s leadership and guidance were instrumental during the integration of Ribbon and ECI, and most recently the successful refinancing of our capital structure. We wish him all the best in his retirement.”

“It’s been a privilege working with the global Ribbon team over the past four years, and I am especially proud of our collective achievements in a complex macro environment” said Mr. Lopez. “Together, we have created a robust foundation, uniting our organization and securing a long-term capital structure. I am confident that Ribbon is well-positioned for future growth and success”.

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon, please visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the timing of Mr. Lopez’s retirement, industry conditions and future growth, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, are intended to identify forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, the effects of geopolitical instabilities and wars, including in Israel and Ukraine (and the impact of sanctions and trade restrictions imposed as a result thereof); unpredictable fluctuations in quarterly revenue and operating results; increases in tariffs, trade restrictions or taxes on the Company’s products; the impact of restructuring and cost-containment activities; operational disruptions at facilities located in Israel including as a result of military call-ups of the Company’s employees in Israel, closure of the offices there or the temporary or long-term closure of contract manufacturing in the region; the potential impact of litigation; risks related to supply chain disruptions, including as a result of component availability; risks resulting from higher interests rates and continued inflationary pressures; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2023. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com